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                                                                   EXHIBIT 10.17


                             WARRANT AGREEMENT FOR

                           WINTRUST INVESTMENTS, INC.



April 22, 1994                                                 $5.00 per Warrant

     This Warrant Certificate certifies that DAVID M. AKI, or his, her or its registered assignee (the "Holder"), is the owner of 25 Warrants (subject to adjustments as provided herein), each of which represents the right to subscribe for and purchase from WINTRUST INVESTMENTS, INC., an Illinois corporation (the "Corporation"), one share of the Common Stock, no par value, of the Corporation (the Common Stock, including any stock which may be issued subject to the adjustments contained in paragraph 2 herein is referred to herein as the "Common Stock") at the purchase price (the "Exercise Price") of Fifty Dollars ($50.00) per share (subject to adjustment as provided herein).

      THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO CERTAIN RESTRICTIONS AS CONTAINED HEREIN, WITH RESPECT TO THEIR TRANSFER.

     The Warrants represented by this Warrant Certificate are subject to the following provisions, terms and conditions:

1. EXERCISE OF WARRANTS.

     The Warrants may be exercised by the Holder, in whole or in part, by surrender of this Warrant Certificate at the principal office of the Corporation, as designated from time to time by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, with the appropriate endorsement as requested by the Corporation, at any time within the period beginning on the date hereof and expiring at the end of ten (10) years from the date hereof (the "Exercise Period") and by payment to the Corporation of the purchase price for such shares, The Corporation agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased shall be delivered to the Holder promptly in no event later than thirty (30) days after the Warrants shall have been so exercised, and, unless the Warrants have expired, a new Warrant Certificate representing the number of Warrants represented by the surrendered Warrant Certificate, if any, that shall not have been exercised shall also be delivered to the Holder within such time.


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WARRANT AGREEMENT FOR WINTRUST INVESTMENTS, INC.


2. ADJUSTMENTS.

     A. The Exercise Price and the number of shares of Common stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time in the event the Corporation shall do any of the following: a) pay a dividend with respect to its capital stock in shares of Common Stock, b) subdivide its outstanding shares of Common Stock, c) combine its outstanding shares of Common Stock into smaller number or shares of any class of Common Stock, d) issue any shares of its capital stock, or e) issue any shares of its capital stock in a reclassification in connection with a merger, consolidation or other business directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     B. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 2A, the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

     C. Upon the expiration without being exercised of any rights, options, warrants or conversion or exchange privileges for which an adjustment has been made pursuant to this Warrant, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if a) the only shares of Common Stock so issued were the shares of such Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights, and b) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for issuance, sale or grant of all such rights, options, warrants or conversions or exchange rights whether or not exercised; provided, that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of shares purchasable upon exercise of each Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.


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WARRANT AGREEMENT FOR WINTRUST INVESTMENTS., INC.


     D. Prior to the declaration of any dividend, distribution, payment, adjustment in Exercise Price as provided herein, voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall cause to be mailed to the Holder of such Certificate as of the record date and to the address as listed on the Corporation's books, a notice by first class mail, postage prepaid for any such dividend, distribution, payment, adjustment in Exercise Price as provided herein, voluntary or involuntary dissolution, liquidation or winding up of the corporation.

3. RESERVATION AND AUTHORIZATION OF COMMON STOCK.

     The Corporation covenants and agrees a) that all shares of Common Stock which may be issued upon the exercise of the Warrants represented by the Warrant Certificate will, upon issuance, be validly issued, fully paid and nonassessable and free of all insurance or transfer taxes, liens and charges with respect to the issue thereof, b) that during the Exercise Period, the Corporation will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrants evidence by this Warrant Certificate, sufficient shares of Common Stock to provide for the Exercise of the Warrants represented by this Warrant Certificate, and c) that the Corporation will take all such actions as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrants may be so issued without violation of any applicable law or regulation, or any requirements of any domestic securities exchange upon which any capital stock of the company may be listed, provided, however, that nothing contained herein shall impose upon the Corporation any obligation to register the warrants evidence by this Warrant Certificate or such Common Stock under applicable securities laws.

4. NO VOTING RIGHTS.

     This Warrant Certificate shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Corporation until exercised.

5. WARRANTS TRANSFERABLE

     This Warrant Certificate and the Warrants it evidences are transferable, in whole or in part, without charge to the Holder, at the office or agency of the Corporation referred to in Section 1, by the Holder in person or by duly authorized attorney, upon surrender of this Warrant Certificate properly endorsed, and provided further, any such transferee complies with the terms of the Voting Trust Agreement of the Holder. Each taker or Holder of this Warrant Certificate, by taking or holding the same, consents and agrees that this Warrant Certificate, when endorsed in blank

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WARRANT AGREEMENT FOR WINTRUST INVESTMENTS., INC.


shall be deemed negotiable, and that the Holder, when this Warrant Certificate shall have been endorsed, may be treated by the Corporation and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant Certificate, or to the transfer, hereof on the books of the Corporation, any notice to the contrary notwithstanding; but until such transfer on such books, the Corporation may treat the registered Holder thereof as the owner for all purposes.

6. CLOSING OF BOOKS

     The Corporation will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of the Warrants.

7. WARRANTS EXCHANGEABLE, LOSS, THEFT

     This Warrant Certificate is exchangeable, upon the surrender hereof of any Holder for a new Warrant Certificate of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designated by said Holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation, upon surrender or cancellation of this Warrant Certificate, the Corporation will issue to the Holder hereof a new Warrant Certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of the Common Stock which may be subscribed for and purchased hereunder.

8. RIGHTS AND OBLIGATION SURVIVE EXERCISE OR WARRANTS

     The rights and obligations of the Corporation, of the Holder, and of the holders of shares of Common Stock or other securities issued upon exercise of the Warrants, contained in Sections 6 and 7 of this Warrant Certificate shall survive the exercise of the Warrants.

9. NOTICE.

     All notices, requests, demands and other communication required or committed to be given hereunder shall be by hand delivery, certified or registered mail, return receipt requested, telex, telecopier, or air courier to the parties set forth below.

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WARRANT AGREEMENT FOR WINTRUST INVESTMENTS., INC.

     Such notices shall be deemed given at the time personally delivered, if delivered by hand or by courier; at the time received if sent by certified or registered mail; and when answered back, if telex, when receipt acknowledged telecopy equipment, if telecopied.


If to Corporation:                 Attention: Mr. John W. Close, President
                                              1145 Wilmette Avenue
                                              Post Office Box 637
                                              Wilmette, Illinois 60091-0637

If to Holder:                      Address of such Holders
                                   appearing on the books of the Corporation


Dated: April 22, 1994

                                         WINTRUST INVESTMENTS, INC.
                                           By: Emanuel J. Wiken
                                               --------------------
                                              Its: Vice Chairman
                                                   ----------------

ATTEST:
By: Lemuel H. Tate
    -----------------
  Its: Chairman
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